UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 30, 2005

GOLDENEYE CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51106	13-4067567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 110310 Naples, Florida	34108-0106
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, including area code: 239-598-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 30, 2005, Mr. Luo Qing Ping, Mr. Chim Kim Lun, Ricky, and Mr. Tsun Kok Chung, Richard, were appointed to the Company’s board of directors.

There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director had, or is to have, a direct or indirect material interest.

The new directors have not been appointed to any committees of the Board of Directors.  The Company does not currently have standing audit, nominating or compensation committees of the Board of Directors or any other committees performing similar functions. All such applicable functions are currently being performed by the Board of Directors as a whole.

Biographical Information

Biographical information regarding the newly appointed directors follows:

Mr. Luo Qing Ping has over 10 years of experience in business development and company management.  He is currently a director of Beijing Hai Tao Jing Ping Management Co. Ltd.  During 1994 to 2001, Mr. Luo was a director of Beijing Hua Yuan Da Group Co. Ltd. and Beijing Hua Qing Shi Dai Group Co. Ltd.

Mr. Chim Kim Lun, Ricky, has a degree in Business Administration from the University of British Columbia.  He is also a director of a number of companies listed on the main board of the Hong Kong Stock Exchange, including Massive Resources International Corporation Ltd., Grand Field Group Holdings Ltd., and Goldwiz Holding Limited.

Mr Tsun Kok Chung, Richard, is a founder and senior partner of Messrs. Tsun & Partners, a solicitors firm in Hong Kong.  Mr. Tsun has over 10 years of experience in practicing litigation, finance law, securities, mergers and acquisitions law, and direct investment.  He is also legal advisor to a number of listed companies.  Mr. Tsun has an LLB (Hon) degree from University of Essex, UK and an LLM degree from University of Cambridge, UK.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

GOLDENEYE CAPITAL GROUP, INC (Registrant)

Date: June 30, 2005	/s/ Joseph Pioppi, President

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